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                                                                     EXHIBIT 3.3

                            STOCK OPTION AGREEMENT
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          THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into
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to be effective as of the 7/TH/ day of September, 2000.

BETWEEN:
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          HYPERSTEALTH BIOTECHNOLOGY CORPORATION, a company duly incorporated
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          under the laws of the Province of British Columbia and having its business office at 6441 Lougheed Hwy., Burnaby, B.C., Canada, V5B 3A1 (the "Company)

                                                               OF THE FIRST PART
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AND:
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          GUY CRAMER, a businessperson, having an address for delivery and
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          notice located at (the "Optionee")

                                                              OF THE SECOND PART
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A.        WHEREAS the Optionee is a Director of the Company and in that capacity
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is devoting considerable time and effort to the development of the Company;

B.        AND WHEREAS the Company wishes to encourage the best efforts of the
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Optionee and wishes to recognize the Optionee's efforts and risk;

          NOW, THEREFORE, in consideration of the aforenoted efforts and service
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and these premises and other good and valuable consideration:
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                                       2

1.        Grant of Option. Subject to the hereinafter provisions, the Company
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hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid and non-assessable, up to __________ common shares of the Company at a price of $1.00 U.S. per share exercisable until September 7, 2005.

2.        Termination of Services. In the event that the Optionee ceases to
          -----------------------
serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned shall terminate within 30 days of such event in the event of written notice by the Company granting such indulgence.

3.        Death of the Optionee. In the event of the death of the Optionee
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during the term of the option this option shall terminate except that the
Optionee's personal representatives shall be entitled to exercise all or any part of the option granted herein, provided, always, that payment is tendered within one year after the date of death.

4.        Notice of Exercise of Option. If the Optionee at any time and from
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time to time during the option period desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its Registered Office within the time herein noted for exercise of the option, subject to the terms and conditions of this option.

5.        Payment for Optioned Shares. Payment for any of the optioned shares
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shall be made by tendering to the Company at its Registered Office the
Optionee's cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election.

6.        Share Certificate Legend. all securities issued on the exercise of
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the within stock options shall be represented by a certificate and shall be subject to a hold period commencing from the date the stock options are granted, and shall bear an legend stating:

     "The securities represented by this certificate are subject to a hold period and may not be traded in British Columbia except as permitted by the Securities Act (British Columbia) and Regulations made thereunder. In addition, the securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or the laws of any state, and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration. Furthermore, no offer, sale, transfer, pledge or hypothecation is to take place without the prior written approval of counsel to the company being affixed to this certificate. The stock transfer agent has been
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                                       3

     ordered to effectuate transfers of this certificate only in accordance with the above instructions.".

7.        Alteration of Capital. If, at any time during the continued existence
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of this option, there shall be any alteration in the capital stock of the
Company, other than a mere increase in the authorized or issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option shall be adjusted proportionately to the change in the shares resulting from such capital alteration but shall not be less than $0.10 U.S.

8.        Other Stock Options. The Optionee warrants that the Optionee shall not
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upon execution hereof concurrently have stock options that exceed 5% of the issued shares of the granting company. In the event that the Company should become aware of a breach of this restriction it may, at its sole discretion, notify the Optionee of this breach and require a solution, failing which it may terminate this Agreement or unilaterally reduce the number of optioned shares if such reduction will solve the problem.

9.        Agreement to Reduce within Option. In the event that the stock options
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granted by the Company exceed 10% of the issued shares of the Company, then the
Optionee hereby agrees that the option granted hereby shall be reduced proportionately to other Company granted stock options in order that the aforesaid Company options do not exceed 10% of the Company's issued share capital.

10.       Shareholder Approval if Grant to Insider. In the event the Optionee is
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an insider of the Company, the Company shall obtain shareholder approval of the grant of the within options.

11.       Shareholder Approval if Amendment to Insider. In the event the
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Optionee is an insider of the Company, the Company shall obtain shareholder approval in respect of any amendments to this Agreement at the time of such proposed amendment.

12.       Disinterested Shareholder Approval if Reduce Exercise Price. In the
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event the Optionee is an insider of the Company, the Company shall obtain disinterested shareholder approval in respect of any reductions in the exercise price at the time of such proposed amendment.

13.       Option Non-transferable. This option is neither assignable nor
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transferable.

14.       Time of the Essence. Time shall be of the essence of this option.
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15.       Enurement. This Agreement shall enure to the benefit of and bind the
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parties hereto and shall, to the extent hereinbefore provided, enure to the parties' respective heirs, executors, successors, administrators and assigns.

16.       Entire Agreement. The provisions herein constitute the entire
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agreement between the parties and supercede all previous understandings and agreements.

17.       Execution in Counterpart. This Agreement may be signed in as many
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counterparts as may be necessary, each of which so signed shall be deemed to be an original, and any facsimile signature shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to be the effective date set forth above.

          IN WITNESS WHEREOF the Company has hereunto affixed its common seal by
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the hand of its duly authorized officer in that behalf and the Optionee has hereunto set the Optionee's hand and seal on the day and year first above written.

The CORPORATE SEAL of                        )
HYPERSTEALTH BIOTECHNOLOGY                   )
--------------------------                   )
CORPORATION                                  )
-----------                                  )
was hereunto affixed in the presence of:     )
                                             )            (C/S)
_____________________________________________)
Authorized Signatory                         )


SIGNED, SEALED and DELIVERED by              )
GUY CRAMER                                   )
in the presence of:                          )
                                             )
/s/ Guy Cramer
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Witness Signature                            )
                                             )
1335 SUTHERLAND AVE. PORT COQUITLAM B.C      )  /s/ Guy Cramer
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Witness Address                              )
                                             )
GUY CRAMER, PRESIDENT OF HYPERSTEALTH
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Witness Name and Occupation                  )